Exhibit 99.1

Adial Pharmaceuticals Announces Pricing of $5.2 Million Registered Direct Offering Priced At-The-Market

CHARLOTTESVILLE, VA / ACCESSWIRE / June 9, 2020 / Adial Pharmaceuticals, Inc. (NASDAQ:ADIL; ADILW) ("Adial" or the “Company”), a biopharmaceutical company focused on the development of treatments for addiction and currently conducting the ONWARD™ pivotal Phase 3 clinical trial of its lead drug candidate, AD04, for the treatment of Alcohol Use Disorder, today announced that it has entered into a securities purchase agreement with institutional investors to purchase approximately $5.2 million of its common stock in a registered direct offering priced at-the-market under Nasdaq rules and warrants to purchase common stock in a concurrent private placement. The combined purchase price for one share of common stock and a warrant to purchase 0.75 shares of common stock will be $1.85.

Under the terms of the securities purchase agreement, Adial has agreed to sell 2,820,000 shares of common stock. In a private placement, which will be consummated concurrently with the Offering, Adial also has agreed to issue warrants to purchase up to an aggregate of 2,115,000 shares of common stock. The warrants will be immediately exercisable, will expire 5 years from the date of issuance and will have an exercise price of $2.00 per share of common stock.

Maxim Group LLC is acting as the lead placement agent for the offering and Joseph Gunnar & Co., LLC is acting as the co-placement agent for the offering.

The offering is expected to close on or about June 11, 2020, subject to the satisfaction of customary closing conditions.

The common shares are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-237793) previously filed and declared effective by the Securities and Exchange Commission (SEC). The offering of the shares of common stock will be made only by means of a prospectus supplement that forms a part of the registration statement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by Adial with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC's website at www.sec.gov or from Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3745.

About Adial Pharmaceuticals, Inc.

Adial Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development of treatments for addictions. The Company’s lead investigational new drug product, AD04, is a genetically targeted, serotonin-3 receptor antagonist, therapeutic agent for the treatment of Alcohol Use Disorder (AUD) and is currently being investigated in the Company’s landmark ONWARD™ pivotal Phase 3 clinical trial for the potential treatment of AUD in subjects with certain target genotypes, which are to be identified using the Company’s proprietary companion diagnostic genetic test. A Phase 2b clinical trial of AD04 for the treatment of AUD showed promising results in reducing frequency of drinking, quantity of drinking and heavy drinking (all with statistical significance), and no overt safety concerns (there were no statistically significant serious adverse events reported). AD04 is also believed to have the potential to treat other addictive disorders such as Opioid Use Disorder, gambling, and obesity. www.adialpharma.com

Note on Forward-looking Statements

This communication contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements are based upon various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. The forward-looking statements include statements regarding the expected closing of the offering and fulfillment of customary closing conditions, and the potential of AD04 to treat other addictive disorders such as Opioid Use Disorder, gambling, and obesity. Any forward-looking statements included herein reflect our current views, and they involve certain risks and uncertainties, including, among others, our ability to consummate the offering, our ability to expand the use of AD04 for use in patients with Opioid Use Disorder, gambling and obesity, the ability of AD04 therapy to perform as designed, to demonstrate safety and efficacy, as well as results that are consistent with prior results, our ability to enroll patients and complete the clinical trials on time and achieve desired results and benefits, our ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to our ability to promote or commercialize our product candidates for specific indications, acceptance of its product candidates in the marketplace and the successful development, marketing or sale of products, our ability to maintain our license agreements, the continued maintenance and growth of our patent estate, our ability to establish and maintain collaborations, our ability to obtain or maintain the capital or grants necessary to fund its research and development activities, and our ability to retain our key employees or maintain our Nasdaq listing. These risks should not be construed as exhaustive and should be read together with the other cautionary statement included in our Annual Report on Form 10-K for the year ended December 31, 2019, subsequent Quarterly Reports on Form 10-Q, current reports on Form 8-K and other documents filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Contact:

Crescendo Communications, LLC
David Waldman
Tel: 212-671-1021
Email: dwaldman@crescendo-ir.com